 Table of Contents

FOR IMMEDIATE RELEASE	CONTACT:
JetBlue Corporate Communications Ph. (718) 709-3089 CorporateCommunications@jetblue.com

JETBLUE AIRWAYS ELECTS VIRGINIA GAMBALE
TO ITS BOARD OF DIRECTORS

NEW YORK, (May 9, 2005 ) – JetBlue Airways Corporation’s (Nasdaq: JBLU) Board of Directors today announced that Virginia Gambale has been elected Director to the Board as of May 5, 2006.

‘‘We are very pleased to have Virginia Gambale join the JetBlue Board of Directors,’’ said David Neeleman, Chairman and CEO, JetBlue Airways. ‘‘Of her many talents, Virginia’s expertise in the areas of business technology will serve JetBlue well as we implement our Return to Profitability plan, focusing on technology innovation for our customers’ benefit while significantly improving our efficiency and productivity. Virginia’s focus on people, and how technology can improve both the customer and crewmember experience, naturally aligns with JetBlue’s mission to bring humanity back to air travel.’’

Ms. Gambale is Managing Partner of Azimuth Partners LLC, a strategic and advisory firm in the field of data communications solutions. Ms. Gambale was an early advocate of technology in Wall Street through progressively responsible positions in highly regarded global corporations, including Merrill Lynch, Marsh & McLennan, Bankers Trust Alex. Brown and Deutsche Bank. Her innovative thinking, personal involvement, concern for people and results have become recognizable trademarks. In 1999, Ms. Gambale leveraged her strategic understanding of pure technology and business development vision in her roles as Head of DB Strategic Ventures, general partner in ABS Ventures and DB Capital Partners, through her current position with Azimuth Partners. Ms. Gambale was named one of three top Wall Street technologists and Forbes Great Communicators, among other awards.

‘‘I am greatly enthused to join the Board of Directors of JetBlue,’’ Ms. Gambale said. ‘‘JetBlue is seen as an innovative and customer-centric company in one of the most competitive industries, and there are great opportunities to further differentiate JetBlue and build value. I look forward to contributing to JetBlue’s success.’’

In the six years since its launch, JetBlue Airways has focused on creating a new airline category — an airline that offers value, service and style. Based out of New York City, the low-cost carrier currently serves 36 destinations with more than 390 flights daily. Onboard JetBlue, customers enjoy roomy leather seats and 36 channels of free DIRECTV® programming (see Note), the most live TV available on any airline. On flights longer than two hours, a selection of first-run movies and bonus features from FOX InFlight™ is also available. JetBlue offers customers generous brand name snacks and beverages, including freshly brewed Dunkin' Donuts coffee, and delicious wines selected by the airline's Low Fare Sommelier, Josh Wesson from Best Cellars. On overnight flights from the West, the airline now offers Shut-Eye Service, with a Shut-Eye Kit™ designed exclusively for JetBlue by Bliss Spa and other special amenities including a ‘‘good morning’’ hot towel service. With JetBlue, all seats are assigned, all travel is ticketless, all fares are one-way, and an overnight stay is never required. For information or reservations call 1-800-JETBLUE (1-800-538-2583) or visit www.jetblue.com.

# # #

Note: DIRECTV® service is not available on flights to/from Bermuda, Puerto Rico or the Dominican Republic; however, where applicable FOX InFlight is offered complimentary on these routes. FOX InFlight is a trademark of Twentieth Century Fox Film Corporation. JetBlue's in-flight entertainment is powered by LiveTV, a wholly owned subsidiary of JetBlue.

- more -

Table of Contents

This press release contains statements of a forward-looking nature which represent our management's beliefs and assumptions concerning future events. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward looking statements due to many factors, including, without limitation, our extremely competitive industry; increases in fuel prices, maintenance costs and interest rates; our ability to implement our growth strategy, including the integration of the EMBRAER 190 aircraft into our operations; our significant fixed obligations; our ability to attract and retain qualified personnel and maintain our culture as we grow; our reliance on high daily aircraft utilization; our dependence on the New York metropolitan market; our reliance on automated systems and technology our reliance on a limited number of suppliers; changes in or additional government regulation; changes in our industry due to other airlines' financial condition; and external geopolitical events and conditions. Further information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to, the Company's 2005 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.